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      EXHIBIT 5.0   OPINION OF MULDOON, MURPHY & FAUCETTE LLP RE:  LEGALITY



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                                 April 11, 2000



Board of Directors
South Jersey Financial Corporation, Inc.
4651 Route 42
Turnersville, New Jersey 08102

          Re: South Jersey Financial Corporation, Inc. 2000 Stock Option Plan and the South Jersey Financial Corporation, Inc. 2000 Restricted Stock Plan

Gentlemen:

      We have been requested by South Jersey Financial Corporation, Inc., a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 488,212 shares of the Company's common stock, $.01 par value (the "Shares"), on Form S-8 under the Securities Act of 1933. The Registration covers 379,343 Shares that may be issued upon the exercise of stock options under South Jersey Financial Corporation, Inc. 2000 Stock Option Plan (the "Stock Option Plan") and 108,869 shares that may be distributed as stock awards under the South Jersey Financial Corporation, Inc. 2000 Restricted Stock Plan (the "Restricted Stock Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, South Jersey Savings and Loan Association.

      Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the that the shares reserved for issuance under the Stock Option Plan and Restricted Stock Plan have been duly authorized and upon payment for and issuance of these shares in the manner described in the Stock Option Plan and the Restricted Stock Plan, will be legally issued, fully paid and nonassessable.



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Board of Directors
April 11, 2000
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      We hereby  consent  to the  filing of this  opinion  as an  exhibit to the
Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel."


                                          Sincerely,

                                          /s/ Muldoon, Murphy & Faucette LLP

                                          MULDOON, MURPHY & FAUCETTE LLP